UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) OCTOBER 25, 2006
CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 30, 2005, the Company executed a Waiver and Amendment (the “Amended Note Purchase Agreement”) to its original Note Purchase Agreement of October, 2003 (“Note Purchase Agreement’) involving its $50.0 million 6.08% senior notes payable. The Amended Note Purchase Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 5, 2005. On June 16, 2006, the Company entered into the Waiver and Amendment No. 2 to the Note Purchase Agreement dated as of September 30, 2003 (“Amendment No. 2 to the Amended Note Purchase Agreement”). The Amendment No. 2 to the Amended Note Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 16, 2006. Circulated for signature on October 12, 2006 and effective as of October 25, 2006, the Company entered into Amendment No. 3 to Note Purchase Agreement, (“Amendment No. 3”). Amendment No. 3 is included herein as Exhibit 10.1 to this Form 8-K.
The stock of Crawford & Company International, Inc., a wholly-owned subsidiary of the Company, continues to be pledged as security under the agreement and the Company’s U.S. subsidiaries remain guarantors for the Company’s obligations under the agreement.
As a result of Amendment No. 3, the original provisions of the Amended Noted Purchase Agreement have been modified at October 25, 2006 to provide that “permitted acquisitions” shall include, with respect to an “acquisition” consummated during the period from August 1, 2006 through and including July 31, 2007, any “acquisition” whereby the “total acquisition consideration” of such “acquisition”, when aggregated with the “total acquisition consideration” of all “acquisitions” consummated by the Company and the “consolidated subsidiaries” during such period, does not exceed $25,000,000.

Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions

10.1	Amendment No. 3 to Amended Note Purchase Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ R. E. Powers, III

R. E. Powers, III
Assistant Corporate Secretary
Dated: October 27, 2006